Exhibit 5.1

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
October 15, 2015	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
HC2 Holdings, Inc.	Hong Kong	Shanghai
505 Huntmar Park Drive #325	Houston	Silicon Valley
Herndon, Virginia 20170	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to HC2 Holdings, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for resale from time to time by certain stockholders of the Company’s common stock, $0.001 par value per share (“Common Stock”), previously issued (the “Previously Issued Shares”), or issuable upon (the “Underlying Shares”), the conversion of the Company’s Series A Convertible Participating Preferred Stock, the Company’s Series A-1 Convertible Participating Preferred Stock and the Company’s Series A-2 Convertible Participating Preferred Stock, held by certain stockholders (the “Preferred Stock”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, (i) the Previously Issued Shares have been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and nonassessale, and (ii) the Underlying Shares have been duly authorized and reserved for issuance by all necessary corporate action of the Company, and when the Underlying Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders and have been issued by the Company upon conversion of the Preferred Stock in the circumstances contemplated thereby, the Underlying Shares will be validly issued, fully paid and nonassessable.  In rendering the foregoing opinion with respect to the Underlying Shares, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

October 15, 2015

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP